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EXHIBIT NO. 2.1:  TERMINATION AGREEMENT

THIS AGREEMENT IS MADE ON MARCH 14, 2000

AMONG:

(1) ALCAN ALUMINIUM LIMITED, a company incorporated under the laws of Canada (ALCAN),

(2)  PECHINEY, a company incorporated under the laws of France (PECHINEY), and

(3) ALUSUISSE LONZA GROUP AG, a company incorporated under the laws of Switzerland (ALGROUP).

WHEREAS:

(A) Alcan, Algroup and Pechiney entered into a Combination Agreement on 15 September 1999 (the COMBINATION AGREEMENT) to effect the combination of their respective businesses.

(B) The Combination Agreement provides that a condition to be satisfied or waived prior to the making of the French Exchange Offer is that the European Commission shall have adopted a decision clearing the French Exchange Offer.

(C) The parties understand that on the basis of the current undertakings, the European Commission will not adopt such a decision and that the time period for amending such undertakings on the current filing has lapsed.

(D) Alcan, Algroup and Pechiney still wish to find a way forward to effect a combination of their respective businesses without a negative decision from the European Commission in relation to the French Exchange Offer but acknowledge that to do this they must terminate the existing agreement insofar as it relates to the obligation to commence the French Exchange Offer.

NOW, THEREFORE, in consideration of the agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 -- TERMINATION OF ALCAN/PECHINEY COMBINATION AGREEMENT

1.1 Alcan, Algroup and Pechiney agree that the Combination Agreement in relation to Pechiney is hereby terminated and Alcan, Algroup and Pechiney agree to withdraw the notification on Form CO submitted in connection therewith under Council Regulation No 4064/89/EEC on 20 September 1999 which relates to the Alcan/Pechiney combination and the Alcan/Algroup/Pechiney combination.


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ARTICLE 2 -- GENERAL

2.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England without regard to its conflict of laws principles.

2.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied transmission.

IN WITNESS WHEREOF, the undersigned have each executed and delivered this agreement as of the date first above written.


ALCAN ALUMINIUM LIMITED


By:  (Signed)
     -----------------------
     Jacques Bougie



PECHINEY


By:  (Signed)
     -----------------------
     Jean-Pierre Rodier



ALUSUISSE LONZA GROUP AG


By:  (Signed)
     -----------------------
     Sergio Marchionne



By:  (Signed)
     -----------------------
     Martin Ebner




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